Exhibit 21

                    IRVINE APARTMENT COMMUNITIES, L.P.

                      SUBSIDIARIES OF THE REGISTRANT





                                                          State of
Subsidiary                                             Incorporation
----------                                             -------------

San Rafael Apartment Limited Partnership                 California